Exhibit 99.17


         Ashland Distribution Non-GAAP Metric Information
                              ($, Thousands)




POCKET PROFIT                       Q4 2005       Q4 2004        FY 2005         FY 2004
-------------------------------    ----------     ---------     ----------      ----------

Operating Income                      27,962        22,533        123,211          78,154
Income Taxes                         (10,617)       (9,860)       (46,954)        (30,397)
                                   ----------     ---------     ----------      ----------
   Net Income                         17,345        12,673         76,257          47,757

Average Invested Capital             539,583       487,141        535,294         476,846
Cost of Capital (9.5%/4)               2.375%        2.375%         9.500%          9.500%
                                   ----------     ---------     ----------      ----------
   Cost of Capital $ (COC$)           12,815        11,570         50,853          45,300

Pocket Profit                          4,530         1,103         25,404           2,457
(Net Income less COC$)


Pocket Profit is a Non-GAAP metric used by management to measure our overall performance as it relates to covering our cost of capital.

Pocket Profit definition : Operating Income less Income Taxes equals Net Income. The Average Invested Capital for the quarter is multiplied by 2.375% (9.5%/4) which equals the Cost of Capital which is then subtracted from our Net Income to arrive at our Pocket Profit.